UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2018

NEXTDECADE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 400, The Woodlands, Texas 77380

(Address of Principal Executive Offices) (Zip Code)

(713)  574-1880

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2018, the Board of Directors (the “Board”) of NextDecade Corporation (the “Company”) appointed Matthew K. Schatzman, the Company’s President, as the Chief Executive Officer of the Company, effective February 1, 2018.  Kathleen Eisbrenner, Chairman of the Board and currently Chief Executive Officer, will continue as Chairman of the Board effective as of the same date.

Effective as of February 1, 2018, Mr. Schatzman’s title will be President and Chief Executive Officer.  Biographical information for Mr. Schatzman is incorporated by reference herein from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2017 (the “September 8-K”).  Mr. Schatzman’s compensation is expected to be materially consistent with the terms of his employment agreement, dated September 8, 2017, and described in the September 8-K, which is incorporated by reference herein.

There are no familial relationships between Mr. Schatzman and any other executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Schatzman or any member of his immediate families had or will have any interest, which are required to be disclosed by Item 404(a) of Regulation S-K.

Ms. Eisbrenner’s employment and compensation arrangement with the Company continues to be governed by the terms of her employment agreement, as amended, which is described in the Company’s Form 8-K filed with the SEC on July 28, 2017 and incorporated by reference herein.

Item 9.01.            Financial Statements and Exhibits.

(d)  Exhibits.

99.1Press Release, dated January 24, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2018

NEXTDECADE CORPORATION

By:	/s/ Krysta De Lima
Name: Krysta De Lima
Title: General Counsel